EXHIBIT 99

FOR RELEASE 6:00 AM ET, January 26, 2018

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Q4 2017 Diluted EPS $0.19 compared to $0.48 for Q3 2017 and $0.44 for Q4 2016
MOOREFIELD, WV - January 26, 2018 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported fourth quarter 2017 net income of $2.32 million, or $0.19 per diluted share. In comparison, earnings for third quarter 2017 were $5.93 million, or $0.48 per diluted share, and for fourth quarter 2016 were $4.71 million, or $0.44 per diluted share. Earnings per diluted share for fourth quarter 2017 were negatively impacted (on an after-tax basis) by the one-time charge of $0.28 to re-measure the Company’s net deferred tax assets as result of enactment of the Tax Cuts and Jobs Act (“TCJA”).
For the full year, Summit recorded net income of $11.92 million, or $1.00 per diluted share, for 2017 compared with $17.30 million, or $1.61 per diluted share, for 2016. Earnings per diluted share for the full year of 2017 were negatively impacted (on an after-tax basis) by the following non-core or one-time items: $0.52 as result of a litigation settlement, $0.29 due to the enactment of the TCJA, and $0.08 as result of merger-related expenses.
Highlights for Q4 2017 include:

•	Recorded a $3.5 million charge to income tax expense to re-measure net deferred tax assets at the lower corporate federal income tax rate due to enactment of the TCJA;

•
Loans, excluding mortgage warehouse lines of credit, grew $37.3 million during the quarter, or 9.7 percent (on an annualized basis); excluding mortgage warehouse lines of credit and First Century Bankshares, Inc.’s (“FCB”) purchased loan portfolio, loans grew $113.0 million, or 9.2 percent, since year-end 2016;

•
Total revenues increased 0.6 percent compared to the linked-quarter and increased 29.9 percent compared to the year ago quarter, principally as result of the acquisitions of FCB and Highland County Bankshares, Inc. (“HCB”);

•
Net interest margin was unchanged compared to Q3 2017, but increased 31 basis points compared to Q4 2016, reflecting FCB’s higher yielding loan portfolio and lower cost of funds as well as the positive impact from FOMC rate increases during 2017;

•	Efficiency ratio improved to 51.47 percent compared to 53.73 percent for Q3 2017 and 56.67 percent for Q4 2016, as result of the improved net interest margin and well-controlled overhead;

•	Provision for loan losses remained unchanged from the linked quarter at $375,000, compared to no provision for the year-ago quarter;

•	Realized securities losses of $71,000 in Q4 2017 compared to realized securities gains of $291,000 in the year-ago quarter;

•	Write-downs of foreclosed properties were $347,000 in Q4 2017 compared to $165,000 in Q4 2016, while gains on sales of foreclosed properties declined from $465,000 in Q4 2016 to $46,000 in Q4 2017;

•	Nonperforming assets as a percentage of total assets declined to 1.73 percent compared to 1.84 percent for the linked quarter and to 2.22 percent a year-ago, reaching its lowest level since Q2 2008.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “Despite the noise in this past quarter’s earnings as result of enactment of Tax Reform legislation, I was very pleased by our Q4 2017 core operating performance - the net interest margin remained stable, loan growth was strong and the efficiency ratio improved markedly. Furthermore, these results combined with our proven ability in 2017 to successfully execute on a disciplined M&A growth strategy gives us optimism as we look forward to 2018 and beyond.”
Acquisitions
On April 1, 2017, Summit completed its acquisition of FCB and its subsidiary, First Century Bank, headquartered in Bluefield, West Virginia. Accordingly, FCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s results for the three months and year ended December 31, 2017 reflect increased levels of average balances, income and expense compared to its same periods of 2016 results. At consummation, FCB had total assets of $404.8 million, loans of $229.0 million, and deposits of $350.0 million. In addition, our merger-related expenses totaled $1.59 million during 2017, with $1.46 million of those expenses incurred during second quarter 2017.
On October 1, 2016, Summit completed its acquisition of HCB and its subsidiary, First & Citizens Bank, headquartered in Monterey, Virginia. Accordingly, HCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s results for the year ended December 31, 2017 reflect increased levels of average balances, income and expense as compared to 2016 results. At consummation, HCB had total assets of $122.8 million, loans of $60.8 million, and deposits of $106.9 million.
In conjunction with these acquisitions, Summit recognized net accretion income related to loan and time deposit fair value acquisition accounting adjustments totaling $113,000 and $70,000 in Q4 2017 and $825,000 and $237,000 for the year ended December 31, 2017, respectively.
Results of Operations
Total revenue for fourth quarter 2017, consisting of net interest income and noninterest income, grew 29.9 percent to $21.4 million, principally as result of the FCB acquisition, compared to $16.5 million for the fourth quarter 2016. For the year-to-date period ended December 31, 2017, total revenue was $80.6 million compared to $60.6 million for the same period of 2016, representing a 32.9 percent increase.
For the fourth quarter of 2017, net interest income was $17.4 million, an increase of 29.6 percent from the $13.5 million reported in the prior-year fourth quarter and increased $206,000 compared to the linked-quarter. The net interest margin for fourth quarter 2017 was 3.65 percent compared to 3.34 percent for the year-ago quarter, and 3.65 percent for Q3 2017. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments related to the interest earning assets and interest bearing liabilities acquired from FCB and HCB, Summit’s net interest margin was 3.60 percent for Q4 2017 and 3.61 percent for full year 2017.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary, trust and wealth management fees and service fee income from community banking activities, for fourth quarter 2017 was $3.93 million compared to $3.00 million for the comparable period of 2016. Excluding realized securities gains and losses, noninterest income was $4.00 million for fourth quarter 2017, compared to $2.71 million reported for fourth quarter 2016.
We recorded a $375,000 provision for loan losses during fourth quarter 2017 and none during fourth quarter 2016.
Q4 2017 total noninterest expense increased 31.5 percent to $12.35 million compared to $9.39 million for the prior-year fourth quarter principally due to the acquisition of FCB. Noninterest expense for full-year 2017 increased 65.9 percent compared to 2016. Summit recorded a $9.9 million charge to resolve fully all litigation with Residential Funding Company, LLC and ResCap Liquidating Trust (collectively “ResCap”) during Q1 2017. Excluding the impact of the ResCap litigation settlement charge, noninterest expense for 2017 increased 37.5 percent to $47.8 million compared to $34.8 million for 2016, principally as result of the acquisitions of HCB and FCB.
Balance Sheet
At December 31, 2017, total assets were $2.13 billion, an increase of $375.6 million, or 21.4 percent since December 31, 2016. Total loans, net of unearned fees and allowance for loan losses, were $1.59 billion at December 31, 2017, up $285.9 million, or 21.9 percent, from the $1.31 billion reported at year-end 2016. Loans, excluding mortgage warehouse lines of credit, grew $37.3 million during the quarter, or 9.7 percent (on an annualized basis), and loans, excluding mortgage warehouse lines of credit and FCB’s purchased loan portfolio, have grown $113.0 million, or 9.2 percent year-to-date.
At December 31, 2017, deposits were $1.60 billion, an increase of $305.1 million, or 23.5 percent, since year end 2016. During 2017, checking deposits increased $215.8 million or 52.3 percent, time deposits grew by $68.5 million or 12.5 percent and savings deposits increased $20.8 million or 6.2 percent.
Shareholders’ equity was $201.5 million as of December 31, 2017 compared to $155.4 million at December 31, 2016. In conjunction with the acquisition of FCB on April 1, 2017, Summit issued 1,537,912 shares of common stock valued at $33.1 million to the former FCB shareholders.
Tangible book value per common share increased to $14.08 at December 31, 2017 compared to $13.20 at December 31, 2016. Summit had 12,358,562 outstanding common shares at year end 2017 compared to 10,736,970 at year end 2016.
Asset Quality
As of December 31, 2017, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $36.9 million, or 1.73 percent of assets. This compares to $38.7 million, or 1.84 percent of assets at the linked quarter-end, and $39.1 million, or 2.22 percent of assets, at year end 2016.
Fourth quarter 2017 net loan charge-offs were $274,000, or 0.07 percent of average loans annualized; while we added $375,000 to the allowance for loan losses through the provision for loan losses. The allowance for loan losses stood at 0.78 percent of total loans at December 31, 2017, compared to 0.88 percent at year-end 2016. If the acquired FCB and HCB loans which were recorded at fair value on the acquisition dates are excluded, the allowance for loan losses to total loans ratio at December 31, 2017 and December 31, 2016 would have been 0.91 percent and 0.92 percent, respectively.
About the Company
Summit Financial Group, Inc. is a $2.13 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and

Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2017 vs Q4 2016
	For the Quarter Ended		Percent
Dollars in thousands	12/31/2017	12/31/2016	Change
Condensed Statements of Income
Interest income
Loans, including fees	$20,031	$15,780	26.9%
Securities	2,412	1,796	34.3%
Other	144	161	-10.6%
Total interest income	22,587	17,737	27.3%
Interest expense
Deposits	3,224	2,430	32.7%
Borrowings	1,925	1,850	4.1%
Total interest expense	5,149	4,280	20.3%

Net interest income	17,438	13,457	29.6%
Provision for loan losses	375	—	n/a
Net interest income after provision for loan losses	17,063	13,457	26.8%

Noninterest income
Insurance commissions	1,005	992	1.3%
Trust and wealth management fees	578	91	535.2%
Service fees related to deposit accounts	1,906	1,194	59.6%
Realized securities (losses) gains	(71)	291	-124.4%
Other income	513	430	19.3%
Total noninterest income	3,931	2,998	31.1%
Noninterest expense
Salaries and employee benefits	6,520	5,308	22.8%
Net occupancy expense	772	522	47.9%
Equipment expense	1,095	700	56.4%
Professional fees	355	344	3.2%
Amortization of intangibles	435	97	348.5%
FDIC premiums	250	75	233.3%
Merger-related expense	14	588	-97.6%
Foreclosed properties expense	215	97	121.6%
Gain on sales of foreclosed properties	(46)	(465)	-90.1%
Write-downs of foreclosed properties	347	165	110.3%
Other expenses	2,389	1,961	21.8%
Total noninterest expense	12,346	9,392	31.5%
Income before income taxes	8,648	7,063	22.4%
Income tax expense	6,325	2,353	168.8%
Net income	$2,323	$4,710	-50.7%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2017 vs Q4 2016

	For the Quarter Ended		Percent
	12/31/2017	12/31/2016	Change
Per Share Data
Earnings per common share
Basic	$0.19	$0.44	-56.8%
Diluted	$0.19	$0.44	-56.8%

Cash dividends	$0.11	$0.10	10.0%

Average common shares outstanding
Basic	12,325,067	10,710,164	15.1%
Diluted	12,371,507	10,762,445	15.0%

Common shares outstanding at period end	12,358,562	10,736,970	15.1%

Performance Ratios
Return on average equity	4.62%	12.22%	-62.2%
Return on average tangible equity	5.36%	13.42%	-60.1%
Return on average assets	0.44%	1.07%	-58.9%
Net interest margin	3.65%	3.34%	9.3%
Efficiency ratio (A)	51.47%	56.67%	-9.2%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2017 vs 2016
	For the Year Ended		Percent
Dollars in thousands	12/31/2017	12/31/2016	Change
Condensed Statements of Income
Interest income
Loans, including fees	$74,908	$56,980	31.5%
Securities	9,010	6,938	29.9%
Other	609	173	252.0%
Total interest income	84,527	64,091	31.9%
Interest expense
Deposits	11,210	8,964	25.1%
Borrowings	7,170	6,120	17.2%
Total interest expense	18,380	15,084	21.9%
Net interest income	66,147	49,007	35.0%
Provision for loan losses	1,250	500	150.0%
Net interest income after provision for loan losses	64,897	48,507	33.8%

Noninterest income
Insurance commissions	4,005	4,022	-0.4%
Trust and wealth management fees	1,863	449	314.9%
Service fees related to deposit accounts	6,643	4,370	52.0%
Realized securities (losses) gains	(14)	1,127	-101.2%
Other income	1,930	1,632	18.3%
Total noninterest income	14,427	11,600	24.4%
Noninterest expense
Salaries and employee benefits	25,075	19,573	28.1%
Net occupancy expense	3,011	2,098	43.5%
Equipment expense	3,954	2,759	43.3%
Professional fees	1,367	1,515	-9.8%
Amortization of intangibles	1,410	247	470.9%
FDIC premiums	1,065	875	21.7%
Merger-related expense	1,589	933	70.3%
Foreclosed properties expense	611	414	47.6%
Gain on sales of foreclosed properties	(157)	(916)	-82.9%
Write-downs of foreclosed properties	885	668	32.5%
Litigation settlement	9,900	—	n/a
Other expenses	9,035	6,636	36.2%
Total noninterest expense	57,745	34,802	65.9%
Income before income taxes	21,579	25,305	-14.7%
Income tax expense	9,664	8,008	20.7%
Net income	$11,915	$17,297	-31.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2017 vs 2016

	For the Year Ended		Percent
	12/31/2017	12/31/2016	Change
Per Share Data
Earnings per common share
Basic	$1.00	$1.62	-38.3%
Diluted	$1.00	$1.61	-37.9%

Cash dividends	$0.44	$0.40	10.0%

Average common shares outstanding
Basic	11,918,390	10,689,224	11.5%
Diluted	11,949,245	10,716,871	11.5%

Common shares outstanding at period end	12,358,562	10,736,970	15.1%

Performance Ratios
Return on average equity	6.40%	11.53%	-44.5%
Return on average tangible equity	7.35%	12.27%	-40.1%
Return on average assets	0.59%	1.08%	-45.4%
Net interest margin	3.67%	3.39%	8.3%
Efficiency ratio (A)	52.41%	55.34%	-5.3%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Condensed Statements of Income (unaudited)
Interest income
Loans, including fees	$20,031	$19,490	$19,717	$15,671	$15,780
Securities	2,412	2,397	2,349	1,851	1,796
Other	144	149	165	152	161
Total interest income	22,587	22,036	22,231	17,674	17,737
Interest expense
Deposits	3,224	2,963	2,634	2,390	2,430
Borrowings	1,925	1,841	1,749	1,654	1,850
Total interest expense	5,149	4,804	4,383	4,044	4,280

Net interest income	17,438	17,232	17,848	13,630	13,457
Provision for loan losses	375	375	250	250	—
Net interest income after provision for loan losses	17,063	16,857	17,598	13,380	13,457

Noninterest income
Insurance commissions	1,005	1,043	988	968	992
Trust and wealth management fees	578	589	595	100	91
Service fees related to deposit accounts	1,906	1,863	1,706	1,168	1,194
Realized securities gains (losses)	(71)	26	90	(58)	291
Other income	513	479	537	401	430
Total noninterest income	3,931	4,000	3,916	2,579	2,998
Noninterest expense
Salaries and employee benefits	6,520	6,610	6,758	5,187	5,308
Net occupancy expense	772	847	826	567	522
Equipment expense	1,095	1,093	1,031	735	700
Professional fees	355	373	354	285	344
Amortization of intangibles	435	448	429	97	97
FDIC premiums	250	310	295	210	75
Merger-related expenses	14	11	1,455	109	588
Foreclosed properties expense	215	171	122	104	97
(Gain) loss on sales of foreclosed properties	(46)	(29)	73	(156)	(465)
Write-downs of foreclosed properties	347	91	29	418	165
Litigation settlement	—	—	—	9,900	—
Other expenses	2,389	2,522	2,564	1,560	1,961
Total noninterest expense	12,346	12,447	13,936	19,016	9,392
Income (loss) before income taxes	8,648	8,410	7,578	(3,057)	7,063
Income tax expense (benefit)	6,325	2,480	2,300	(1,441)	2,353
Net income (loss)	$2,323	$5,930	$5,278	$(1,616)	$4,710

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Per Share Data
Earnings per common share
Basic	$0.19	$0.48	$0.43	$-0.15	$0.44
Diluted	$0.19	$0.48	$0.43	$-0.15	$0.44

Cash dividends	$0.11	$0.11	$0.11	$0.11	$0.10

Average common shares outstanding
Basic	12,325,067	12,299,987	12,288,514	10,738,365	10,710,164
Diluted	12,371,507	12,318,959	12,299,187	10,738,365	10,762,445

Common shares outstanding at period end	12,358,562	12,311,723	12,299,726	10,750,477	10,736,970

Performance Ratios
Return on average equity	4.62%	12.10%	11.10%	-4.11%	12.22%
Return on average tangible equity	5.36%	14.12%	12.95%	-4.51%	13.42%
Return on average assets	0.44%	1.14%	1.01%	-0.37%	1.07%
Net interest margin	3.65%	3.65%	3.81%	3.54%	3.34%
Efficiency ratio - (A)	51.47%	53.73%	53.00%	51.16%	56.67%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

Assets
Cash and due from banks	$9,641	$9,220	$9,294	$19,326	$4,262
Interest bearing deposits other banks	42,990	41,994	44,242	38,895	42,354
Securities	328,723	328,726	336,811	282,028	266,542
Loans, net	1,593,744	1,559,328	1,538,083	1,292,915	1,307,862
Property held for sale	21,470	22,622	23,592	23,491	24,504
Premises and equipment, net	34,209	34,220	33,234	26,377	23,737
Goodwill and other intangible assets	27,513	27,879	28,214	13,587	13,652
Cash surrender value of life insurance policies	41,358	41,076	41,189	39,412	39,143
Other assets	34,592	36,071	40,641	40,411	36,591
Total assets	$2,134,240	$2,101,136	$2,095,300	$1,776,442	$1,758,647

Liabilities and Shareholders' Equity
Deposits	$1,600,601	$1,616,768	$1,613,919	$1,301,241	$1,295,519
Short-term borrowings	250,499	202,988	205,728	228,868	224,461
Long-term borrowings and subordinated debentures	65,340	65,344	65,348	65,804	66,259
Other liabilities	16,295	17,254	17,173	26,910	17,048
Shareholders' equity	201,505	198,782	193,132	153,619	155,360
Total liabilities and shareholders' equity	$2,134,240	$2,101,136	$2,095,300	$1,776,442	$1,758,647

Book value per common share	$16.30	$16.15	$15.70	$14.29	$14.47
Tangible book value per common share	$14.08	$13.88	$13.41	$13.03	$13.20
Tangible common equity to tangible assets	8.3%	8.2%	8.0%	7.9%	8.1%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Summit Financial Group, Inc.
CET1 Risk-based Capital	10.6%	10.8%	10.5%	10.3%	10.5%
Tier 1 Risk-based Capital	11.8%	11.9%	11.7%	11.5%	11.8%
Total Risk Based Capital	12.5%	12.7%	12.4%	12.3%	12.6%
Tier 1 Leverage Ratio	9.4%	9.5%	9.2%	9.4%	9.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.7%	11.8%	11.6%	11.6%	11.9%
Tier 1 Risk-based Capital	11.7%	11.8%	11.6%	11.6%	11.9%
Total Risk Based Capital	12.5%	12.6%	12.4%	12.4%	12.7%
Tier 1 Leverage Ratio	9.4%	9.4%	9.2%	9.4%	9.5%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

Commercial	$189,981	$187,193	$176,362	$134,808	$119,088
Mortgage warehouse lines	30,757	33,525	35,068	30,217	85,966
Commercial real estate
Owner occupied	250,202	239,840	239,108	217,733	203,047
Non-owner occupied	484,902	464,543	455,439	401,795	381,921
Construction and development
Land and development	67,219	71,412	74,155	68,079	72,042
Construction	33,412	28,756	22,967	16,511	16,584
Residential real estate
Non-jumbo	354,101	355,642	355,546	266,140	265,641
Jumbo	62,267	61,253	63,899	60,780	65,628
Home equity	84,028	82,720	81,192	75,299	74,596
Consumer	36,202	36,915	37,630	24,440	25,534
Other	13,238	9,994	9,049	8,831	9,489
Total loans, net of unearned fees	1,606,309	1,571,793	1,550,415	1,304,633	1,319,536
Less allowance for loan losses	12,565	12,465	12,332	11,718	11,674
Loans, net	$1,593,744	$1,559,328	$1,538,083	$1,292,915	$1,307,862

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Non interest bearing checking	$217,493	$215,910	$234,173	$152,086	$149,737
Interest bearing checking	410,606	397,843	372,327	275,678	262,591
Savings	358,168	362,653	373,439	342,548	337,348
Time deposits	614,334	640,362	633,980	530,929	545,843
Total deposits	$1,600,601	$1,616,768	$1,613,919	$1,301,241	$1,295,519

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

Gross loan charge-offs	$550	$309	$114	$315	$400
Gross loan recoveries	(276)	(67)	(478)	(108)	(456)
Net loan charge-offs (recoveries)	$274	$242	$(364)	$207	$(56)

Net loan charge-offs to average loans (annualized)	0.07%	0.06%	-0.09%	0.06%	-0.02%
Allowance for loan losses	$12,565	$12,465	$12,332	$11,718	$11,674
Allowance for loan losses as a percentage of period end loans	0.78%	0.79%	0.79%	0.90%	0.88%

Nonperforming assets:
Nonperforming loans
Commercial	$696	$757	$786	$226	$298
Commercial real estate	3,164	2,773	2,051	4,734	4,844
Residential construction and development	3,569	3,931	3,613	3,936	4,465
Residential real estate	7,656	8,082	6,860	5,886	4,815
Consumer	238	529	391	162	152
Total nonperforming loans	15,323	16,072	13,701	14,944	14,574
Foreclosed properties
Commercial real estate	1,789	1,988	2,126	1,749	1,749
Commercial construction and development	7,392	7,392	7,527	8,276	8,610
Residential construction and development	11,182	11,852	12,402	12,635	13,265
Residential real estate	1,107	1,390	1,537	831	880
Total foreclosed properties	21,470	22,622	23,592	23,491	24,504
Other repossessed assets	68	12	57	12	12
Total nonperforming assets	$36,861	$38,706	$37,350	$38,447	$39,090

Nonperforming loans to period end loans	0.95%	1.02%	0.88%	1.15%	1.10%
Nonperforming assets to period end assets	1.73%	1.84%	1.78%	2.16%	2.22%

Troubled debt restructurings
Performing	$28,347	$28,304	$26,472	$28,183	$28,066
Nonperforming	26	760	464	719	564
Total troubled debt restructurings	$28,373	$29,064	$26,936	$28,902	$28,630

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

Commercial	$586	$378	$470	$162	$175
Commercial real estate	1,082	944	976	2,758	434
Construction and development	1,127	238	308	291	552
Residential real estate	7,236	6,260	6,943	2,924	5,517
Consumer	504	419	548	155	375
Other	38	92	49	17	14
Total	$10,573	$8,331	$9,294	$6,307	$7,067

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2017 vs Q4 2016
	Q4 2017			Q4 2016
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,562,978	$19,879	5.05%	$1,308,418	$15,650	4.76%
Tax-exempt	16,902	234	5.49%	13,845	195	5.60%
Securities
Taxable	202,377	1,328	2.60%	191,951	1,111	2.30%
Tax-exempt	142,641	1,668	4.64%	89,745	1,039	4.61%
Interest bearing deposits other banks and Federal funds sold	42,021	144	1.36%	49,341	161	1.30%
Total interest earning assets	1,966,919	23,253	4.69%	1,653,300	18,156	4.37%

Noninterest earning assets
Cash & due from banks	9,753			4,650
Premises & equipment	34,263			23,616
Other assets	111,596			96,165
Allowance for loan losses	(12,628)			(11,905)
Total assets	$2,109,903			$1,765,826

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$405,307	$447	0.44%	$256,307	$128	0.20%
Savings deposits	360,630	684	0.75%	335,658	633	0.75%
Time deposits	629,871	2,093	1.32%	542,602	1,669	1.22%
Short-term borrowings	220,027	1,240	2.24%	221,200	954	1.72%
Long-term borrowings and subordinated debentures	65,342	685	4.16%	85,699	896	4.16%
Total interest bearing liabilities	1,681,177	5,149	1.22%	1,441,466	4,280	1.18%

Noninterest bearing liabilities
Demand deposits	214,624			150,318
Other liabilities	12,886			19,902
Total liabilities	1,908,687			1,611,686

Shareholders' equity - common	201,216			154,140
Total liabilities and shareholders' equity	$2,109,903			$1,765,826

NET INTEREST EARNINGS		$18,104			$13,876

NET INTEREST MARGIN			3.65%			3.34%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2017 vs Q3 2017
	Q4 2017			Q3 2017
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,562,978	$19,879	5.05%	$1,539,945	$19,387	4.99%
Tax-exempt	16,902	234	5.49%	16,314	158	3.84%
Securities
Taxable	202,377	1,328	2.60%	198,913	1,283	2.56%
Tax-exempt	142,641	1,668	4.64%	145,599	1,714	4.67%
Interest bearing deposits other banks and Federal funds sold	42,021	144	1.36%	42,926	149	1.38%
Total interest earning assets	1,966,919	23,253	4.69%	1,943,697	22,691	4.63%

Noninterest earning assets
Cash & due from banks	9,753			9,591
Premises & equipment	34,263			33,667
Other assets	111,596			113,723
Allowance for loan losses	(12,628)			(12,418)
Total assets	$2,109,903			$2,088,260

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$405,307	$447	0.44%	$384,539	$323	0.33%
Savings deposits	360,630	684	0.75%	365,150	637	0.69%
Time deposits	629,871	2,093	1.32%	636,424	2,003	1.25%
Short-term borrowings	220,027	1,240	2.24%	205,536	1,160	2.24%
Long-term borrowings and subordinated debentures	65,342	685	4.16%	65,346	681	4.13%
Total interest bearing liabilities	1,681,177	5,149	1.22%	1,656,995	4,804	1.15%

Noninterest bearing liabilities
Demand deposits	214,624			217,760
Other liabilities	12,886			17,414
Total liabilities	1,908,687			1,892,169

Shareholders' equity - common	201,216			196,091
Total liabilities and shareholders' equity	$2,109,903			$2,088,260

NET INTEREST EARNINGS		$18,104			$17,887

NET INTEREST MARGIN			3.65%			3.65%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2017 vs YTD 2016
	YTD 2017			YTD 2016
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,480,601	$74,365	5.02%	$1,177,445	$56,439	4.79%
Tax-exempt	14,899	835	5.60%	14,628	820	5.61%
Securities
Taxable	200,596	5,071	2.53%	202,795	4,395	2.17%
Tax-exempt	129,342	6,060	4.69%	79,571	3,853	4.84%
Interest bearing deposits other banks and Federal funds sold	43,400	609	1.40%	19,211	173	0.90%
Total interest earning assets	1,868,838	86,940	4.65%	1,493,650	65,680	4.40%

Noninterest earning assets
Cash & due from banks	8,492			3,968
Premises & equipment	31,750			21,858
Other assets	109,456			90,957
Allowance for loan losses	(12,196)			(10,836)
Total assets	$2,006,340			$1,599,597

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$358,225	$1,169	0.33%	$220,708	$376	0.17%
Savings deposits	363,949	2,563	0.70%	306,312	2,296	0.75%
Time deposits	609,156	7,478	1.23%	491,652	6,292	1.28%
Short-term borrowings	205,743	4,473	2.17%	190,876	2,288	1.20%
Long-term borrowings and subordinated debentures	65,629	2,697	4.11%	92,343	3,832	4.15%
Total interest bearing liabilities	1,602,702	18,380	1.15%	1,301,891	15,084	1.16%

Noninterest bearing liabilities
Demand deposits	200,707			128,894
Other liabilities	16,669			18,795
Total liabilities	1,820,078			1,449,580

Shareholders' equity - common	186,262			150,017
Total liabilities and shareholders' equity	$2,006,340			$1,599,597

NET INTEREST EARNINGS		$68,560			$50,596

NET INTEREST MARGIN			3.67%			3.39%